Exhibit 99.1


YP CORP. ANNOUNCES RESIGNATION OF ANGELO TULLO AND APPOINTS PETER J. BERGMANN AS CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER

MESA, Ariz.--(BUSINESS WIRE)--May 30, 2004--YP Corp., (OTCBB:YPNT - News) a
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leading provider of Internet-based yellow pages and related services, announced today that, effective immediately, Angelo Tullo has resigned as an officer and director of the Company. The Company's Board of Directors appointed Peter J. Bergmann, a current director of the Company, to succeed him as Chairman, President and Chief Executive Officer. This change was prompted in part by the fact that on Friday, May 28, 2004, indictments were handed down on the former management of American Business Funding Corp., including Angelo Tullo.

Mr. Bergmann has been a board member since April 2002. He is quite familiar with the business operations of the Company and brings to the position public company experience. Mr. Bergmann's background in advertising and marketing will be helpful to the Company, which is essentially an advertising company. "We regret this drastic turn of events for Mr. Tullo who has done amazing work with YP," said Mr. Bergmann. "It is important, however, for the public to understand that YP and its other officers, directors and employees were not named in the indictment or involved with the matters for which Mr. Tullo has been charged. With the excellent team that is in place here at YP, including our Chief Operating Officer, Penny Spaeth and Chief Technology Officer John Raven it will be business as usual for us." The Company has shown record revenues and profits for fourteen consecutive quarters.

According to John Langdon, one of the Company's recently appointed independent directors, "Peter adds a level of stability and credibility to the Company at a time of great challenge. We all believe in the business model. It is time to put the distractions this Company has experienced behind us and refocus on that business model that has brought us our consistent success."


About YP Corp.

YP Corp., a leading provider of Internet-based Yellow Pages services, offers an Internet Advertising Package(TM) ("IAP") that includes a Mini-WebPage(TM) and Preferred Listing through its Yellow Pages web site at www.YP.Com. The Company's web site contains listings for approximately 18 million businesses in the United States and 150 million individuals in the United States and Canada. As of March 31, 2004, YP Corp. had approximately 305,000 IAP advertisers.

YP Corp. also provides an array of other Internet services that complement its Yellow Pages web site, including an Internet Dial-Up Package(TM) (dial-up Internet access) and QuickSite(TM) (web site design & hosting services).

YP Corp. is a longstanding member, exhibitor and sponsor of the two major Yellow Pages trade associations - Yellow Page Integrated Media Association "YPIMA," the major trade association of Yellow Pages publishers throughout the world, and the Association of Directory Publishers "ADP," which mostly represents independent Yellow Pages publishers. YP Corp. is based in Mesa, AZ. For more information, visit the web site at www.YP.Com.


Forward-Looking Disclaimer

This press release includes statements that constitute "forward-looking statements," which are often characterized by the terms "may," "believes," "projects," "expects," or "anticipates," and do not reflect historical facts. Forward-looking statements involve risks, uncertainties and other factors that may cause actual results, performance or achievements of YP Corp. and its subsidiary to be materially different from those expressed or implied by such forward-looking statements.

Factors that may affect forward-looking statements and the Company's business generally include but are not limited to: (i) the success of existing competitors and the introduction of new competitors in the market; (ii) the impact of existing or new regulation on the Company's marketing and solicitation efforts; (iii) risk factors and


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cautionary statements made in the Company's Annual Report on Form 10-KSB for the period ended September 30, 2003; and (iv) other factors that YP Corp. is currently unable to identify or quantify, but may exist in the future.

Forward-looking statements speak only as of the date the statement was made. YP Corp. does not undertake and specifically declines any obligation to update any forward-looking statements.


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Contact:
     YP Corp.
     Roger Bedier, 480-325-4339 (IR)
     rogerb@ypcorp.com
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